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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
BTG, Inc.:

We consent to the use of our report dated May 24, 1999, with respect to the consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income of BTG, Inc. and subsidiaries for the year ended March 31, 1999, and the related schedule, incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia
December 12, 2001

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  Exhibit 23.3